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                                                                      EXHIBIT 10



                           THE LEARNING COMPANY, INC.
                             1996 STOCK OPTION PLAN

                          RESTATED AS OF MARCH 5, 1998


   SECTION 1. PURPOSE; DEFINITIONS.

          A. PURPOSE. The purpose of this Plan is to enhance the ability of the Company and its Affiliates (as such terms are defined herein) to retain, attract and motivate their personnel. Accordingly, this Plan will provide selected eligible employees, directors and consultants of the Company and its Affiliates an opportunity to participate in the Company's future by offering them equity interests in the Company. All employees and directors of the Company and its Affiliates are eligible to participate in and to receive Awards (as defined herein) under this Plan. Awards under the Plan will be made by the Committee (as defined herein).

          B. DEFINITIONS. For purposes of this Plan, the following terms have the following meanings:

               1. "AFFILIATE" means a parent or subsidiary corporation, each as defined in Section 424 of the Code, and their successors.

               2.   "AWARD" means any award of an Option under this Plan.

               3. "AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Plan Participant setting forth the terms and conditions of the Award.

               4.   "BOARD" means the Board of Directors of the Company.

               5. "CHANGE IN CONTROL" has the meaning set forth in Section 6.A of this Plan.

               6.   "CHANGE IN CONTROL PRICE" has the meaning set forth in
               Section 6.C of this Plan.

               7. "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor.

               8. "COMMITTEE" means the Committee referred to in Section 2 of this Plan, or the Board in its capacity as administrator of this Plan in accordance with Section 2 of this Plan.

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               9.   "COMPANY" means The Learning Company, Inc., a Delaware
               corporation.

               10. "COVERED EMPLOYEE" means a covered employee as such term is defined in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

               11. "DISABILITY" means permanent and total disability as determined by the Committee.

               12.  "FAIR MARKET VALUE" means as of any given date:

                    (a) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the closing sale price for a share of the Stock or the closing bid, if no sales are reported, as quoted on such exchange (or the largest such exchange) or system for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in THE WALL STREET JOURNAL or a similar publication; or

                    (b) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for a share of the Stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices); or

                    (c) In the absence of an established market for the Stock, the per share value of the Stock, as determined in good faith by the Committee, with reference to the Company's net worth, prospective earning power, dividend-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in its industry and its management and the values of stock of other corporations in the same or a similar line of business.

               13. "OPTION" means an Option granted under Section 5 of this Plan.


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               14.  "PLAN" means this The Learning Company, Inc. 1996 Stock
               Option Plan, as amended from time to time.

               15. "PLAN PARTICIPANT" means any recipient of an Award under this Plan.

               16. "STOCK" means the Common Stock, $0.01 par value, of the Company, and any successor security.

               17. "SUBSIDIARY" as the meaning set forth in Section 424(f) of the Code, and its successors.

               18. "TERMINATION" means, for purposes of this Plan, with respect to a Plan Participant, that the Plan Participant has ceased to be, for any reason, with or without cause, an employee, director or consultant as the case may be, of the Company or an Affiliate of the Company, such that such Plan Participant is neither an employee, director or consultant of the Company or any Affiliate.

     SECTION 2. ADMINISTRATION.

          A. COMMITTEE. The Plan shall be administered by the Board or, upon delegation by the Board, a committee of the Board comprised of not less than two members (i) each member of which shall be, to the extent required under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and unless the Committee determines that Rule 16b-3 is not applicable to the Plan, a "non-employee director" (as defined in Rule 16b-3), and (ii) each member of which shall be, to the extent required under Section 162(m) of the Code and unless the committee determines that Section 162(m) is not applicable to the Plan, an "outside director" within the meaning of Section 162(m). The Committee may act only by a majority of its members, except that the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

          B. AUTHORITY. The Committee shall grant Awards to any person eligible under Section 4 of this Plan. In particular and without limitation, the Committee, subject to the terms of this Plan, shall:

               1.   Select the persons to whom Awards may be granted;

               2. Determine whether and to what extent Awards are to be granted under this Plan;

               3. Determine the number of shares to be covered by each Award granted under this Plan; and


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               4.   Determine the terms and conditions of any Award granted
               under this Plan, based upon factors determined by the Committee.

          C. COMMITTEE DETERMINATIONS BINDING. The Committee may adopt, alter and repeal administrative rules, guidelines and practices governing this Plan as it from time to time shall deem advisable, interpret the terms and provisions of this Plan, any Award, any Award Agreement and otherwise supervise the administration of this Plan. Any determination made by the Committee pursuant to the provisions of this Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of this Plan or the Award, at any later time. All decisions made by the Committee under this Plan shall be binding on all persons, including the Company and Plan Participants and the Plan Participant's guardian, estate and heirs.

     SECTION 3. STOCK SUBJECT TO PLAN.

          A. ISSUABLE SHARES. The aggregate number of shares of Stock which may be issued under this Plan shall be 7,000,000 shares of Stock; provided that the shares of Stock issuable pursuant to Awards made to all Covered Employees and directors shall not exceed 2,000,000 shares of Stock. Shares of Stock issuable pursuant to Awards under the Plan may consist, in whole or in part, of authorized and unissued shares or reacquired shares in the Company's treasury. The determination of whether a person is a Covered Employee or a director for purposes of the 2,000,000 share limitation shall be made at the time the Award is made.

         B. ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-off, sale of substantial assets or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the number, kind and exercise price of shares subject to outstanding Awards, as may be determined by the Committee as appropriate or as necessary in order to prevent dilution or enlargement of the rights of Plan Participants; provided that the adjusted number of shares subject to any Award shall always be rounded down to the nearest whole number.

     SECTION 4. ELIGIBILITY.

     Awards may be granted to any employee, director or consultant of the Company or an Affiliate (including without limitation employees or consultants of corporations acquired by the Company) as designated by the Committee.

     SECTION 5. STOCK OPTIONS.

          A. TYPES. Any Option granted under this Plan shall be in such form as the Committee may from time to time approve. Options which qualify under
Section 422 of the Code may not be granted under this Plan.



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          B.   TERMS AND CONDITIONS. Options granted under this Plan shall be subject to the following terms and conditions:

               1. OPTION TERM. The term of each Option shall be fixed by the Committee and will be stated in the Award Agreement.

               2. GRANT DATE. The Company may grant Options under this Plan at any time and from time to time before this Plan terminates. The Committee shall specify the date of grant or, if it fails to do so, the date of grant shall be the date of action taken by the Committee to grant the Option; provided that no Option may be exercised prior to execution of the applicable Award Agreement. However, if an Option is approved in anticipation of employment or engagement as a consultant, the date of grant shall be the date the intended optionee is first treated as an employee or consultant for payroll purposes.

               3. EXERCISE PRICE. The exercise price per share of Stock purchasable under any Option shall be at least equal to 85% of the Fair Market Value on the date of grant.

               4. EXERCISABILITY. Subject to the other provisions of this Plan, an Option shall be exercisable at such times and in such amounts as are specified in the Award Agreement evidencing the Option. The Committee, in its absolute discretion, at any time may waive any limitations respecting the time at which an Option first becomes exercisable in whole or in part.

               5. METHOD OF EXERCISE; PAYMENT. To the extent the right to purchase shares of Stock has accrued, Options may be exercised, in whole or in part, from time to time, by written notice from the optionee to the Company stating the number of shares of Stock being purchased, accompanied by payment of the exercise price for the shares of Stock.

     SECTION 6. CHANGE IN CONTROL.

          A. DEFINITION OF "CHANGE IN CONTROL". A "Change in Control" means the occurrence of either of the following:

               1. Any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, any of its subsidiaries, any Affiliate of the Company or a Company employee benefit plan,



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               including any trustee of such plan acting as trustee, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (or a successor to the Company) representing 35% or more of the combined voting power of the then outstanding securities of the Company or such successor; or

               2. At any time that the Company has registered shares under the Exchange Act, at least 40% of the directors of the Company constitute persons who were not at the time of their first election to the Board, candidates proposed by a majority of the Board in office prior to the time of such first election; or

               3. Any one of the following events: (w) the dissolution of the Company or liquidation of more than 50% in value of the Company or a sale of assets involving 50% or more in value of the assets of the Company; (x) any merger or reorganization of the Company whether or not another entity is the survivor; (y) a transaction pursuant to which the holders, as a group, of all of the shares of capital stock of the Company outstanding prior to the transaction hold, as a group, less than 50% of the combined voting power of the Company or any successor company outstanding after the transaction; or (z) any other event which the Committee determines, in its discretion, would materially alter the structure of the Company or its ownership.

          B. IMPACT OF EVENT. Except as expressly provided in any Award Agreement, in the event of a Change in Control, the following provisions shall apply:

               1. Any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested; and

               2. At the sole discretion of the Committee either (i) the value (net of any exercise price and required tax withholdings) of all outstanding Options, unless otherwise determined by the Committee at or after grant, shall be paid in cash to Plan Participants holding the same on the basis of the Change in Control Price as of the date such Change in Control is determined to have occurred or such other date as the Board may determine prior to the Change in Control, or (ii) in the event that the Company shall not be the surviving company, the Options shall be converted into options to purchase shares of the surviving company or other entity that such Plan Participant could have acquired upon such Change of Control had all of the Options been exercised prior to



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               the Change of Control, and the exercise price of such Options shall be equal to the quotient determined by dividing the exercise price per share of the Options in effect immediately prior to the Change of Control by the number of shares of the surviving company or other entity that one share of Stock was converted into in connection with the Change of Control.

               Notwithstanding the foregoing, in the event that anything in this
               Section 6.B is determined to prevent any transaction referred to in Section 6.A.3 from being accounted for as a pooling of interests, then the value of outstanding Options shall not be cashed out in accordance with paragraph 2(i) of this Section 6.B and provisions shall be made to treat outstanding Options as provided for in paragraph 2(ii) of this Section 6.B.

          C. CHANGE IN CONTROL PRICE. "Change in Control Price" means the highest price per share paid in any transaction reported on any established stock exchange, national market system or other established market for the Stock, or paid or offered in any bona fide transaction related to a Change in Control of the Company at any time during the preceding 60-day period as determined by the Committee.

     SECTION 7. GENERAL PROVISIONS.

          A. AWARD GRANTS. Any Award may be granted either alone or in addition to other Awards granted under this Plan. Subject to the terms and restrictions set forth elsewhere in this Plan, the Committee shall determine the consideration, if any, payable by the Plan Participant for any Award and, in addition to those set forth in this Plan, any other terms and conditions of the Awards. The Committee may condition the grant or payment of any Award upon the attainment of performance goals or such other factors or criteria, including vesting based on continued employment or consulting, as the Committee shall determine. Performance goals may vary from Plan Participant to Plan Participant and among groups of Plan Participants and shall be based upon such Company, subsidiary, group or division factors or criteria as the Committee may deem appropriate. The other provisions of Awards also need not be the same with respect to each recipient. Unless otherwise specified in this Plan or by the Committee, the date of grant of an Award shall be the date of action by the Committee to grant the Award.

          B. AWARD AGREEMENT. As soon as practicable after the date of an Award grant, the Company and the Plan Participant shall enter into a written Award Agreement specifying the date of grant and the terms and conditions of the Award. In the case of a conflict between this Plan and an Award Agreement, this Plan will control.



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          C.   CERTIFICATES. All certificates for shares of Stock or other securities delivered under this Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any national market system over which the Stock is then quoted and any applicable federal, state or foreign securities law.

          D. TERMINATION. In the event of Termination for any reason other than death or Disability or retirement, Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part within 90 days after the date of Termination, or such other period (which may be longer or shorter than 90 days) which shall be specified in the Award Agreement (but in no event shall any Option remain exercisable after the expiration date of such Option as specified under the Award Agreement). If Termination is due to death or Disability, or a Plan Participant dies or becomes disabled within the period that the Award remains exercisable or payable, as the case may be, after Termination, only Awards (including Options) held at the date of death or Disability (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part by the Plan Participant in the case of Disability, by the Plan Participant's personal representative or executor or by the person to whom the Award is transferred by will or the laws of descent and distribution, at any time within 18 months after the death or one year after the Disability, as the case may be, of the Plan Participant (or such other period which shall be specified in the Award Agreement, but in no event shall any Award remain exercisable after the expiration of such Award as specified under the Award Agreement). In the event of Termination by reason of the Plan Participant's retirement (as determined in the exercise of the Committee's sole discretion), Awards (including Options) may be exercised in whole or in part at any time within two years after the date of Termination (or such other period which shall be specified in the Award Agreement, but in no event shall any Award remain exercisable after the expiration date of such Award as specified under the Award Agreement). Notwithstanding anything to the contrary, the Committee shall have the discretion to accelerate the vesting of or to waive any forfeiture of any Awards upon termination or otherwise.

          E. DELIVERY OF PURCHASE PRICE. Plan Participants shall make all or any portion of any payment due to the Company with respect to the consideration payable for, upon exercise of, or for federal, state, local or foreign tax payable in connection with, an Award by delivery of cash; and if and only to the extent authorized by the Committee, all or any portion of such payment may be made by delivery of any property (including without limitation a promissory note of the Plan Participant or shares of Stock or other securities and surrender of shares issuable upon exercise of that Option) other than cash, so long as, if applicable, such property constitutes valid consideration for the Stock under applicable law.

          F. TAX WITHHOLDING. To the extent authorized by the Committee in its discretion, a person who has received an Award may make an election to deliver to the



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Company a promissory note of the Plan Participant on the terms set forth in
Section 7.E of this Plan, or to have shares of Stock or other securities of the Company withheld by the Company or to tender any such securities to the Company to pay the amount of tax that the Committee in its discretion determines to be required to be withheld by the Company; provided that (i) such election shall be irrevocable and (ii) such election shall be subject to the disapproval of the Committee.

          Any shares or other securities so withheld or tendered will be valued by the Committee as of the date they are withheld or tendered; provided that Stock shall be valued at the Fair Market Value on such date. The value of the shares withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company. Unless the Committee permits otherwise, the Plan Participant shall pay to the Company in cash, promptly when the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Committee in its discretion determines to result from the lapse of restrictions imposed upon an Award or upon exercise of an Award or from a transfer or other disposition of shares of Stock acquired upon exercise or payment of an Award or otherwise related to the Award or the shares acquired in connection with an Award.

          G. NO TRANSFERABILITY. Unless otherwise provided in an Award Agreement, no Award shall be assignable or otherwise transferable by the Plan Participant other than by will or by the laws of descent and distribution and, during the life of a Plan Participant, an Award shall be exercisable, and any elections with respect to an Award may be made, only by the Plan Participant or such Plan Participant's guardian or legal representative.

          H. ADJUSTMENT OF AWARDS; WAIVERS. The Committee may adjust the performance goals and measurements applicable to Awards (i) to take into account changes in law and accounting and tax rules, (ii) to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships, (iii) to make such adjustments as the Committee deems necessary or appropriate to reflect any material changes in business conditions and (iv) in any other manner determined in its discretion. In the event of hardship or other special circumstances of a Plan Participant and otherwise in its discretion, the Committee may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any Award granted to such Plan Participant.

          I. ELECTION TO DEFER PAYMENT. To the extent, if any, permitted by the Committee, a Plan Participant may elect, at such time as the Committee may in its discretion specify, to defer payment of all or a portion of an Award.

          J. NON-COMPETITION. The Committee may condition the Committee's discretionary waiver of a forfeiture or vesting acceleration at the time of Termination of



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a Plan Participant holding any unexercised or unearned Award or the waiver of restrictions upon any Award upon a requirement that such Plan Participant agree to and actually (i) not engage in any business or activity competitive with any business or activity conducted by the Company and (ii) be available, unless such Plan Participant shall have died, for consultations at the request of the Company's management, all on such terms and conditions (including conditions in addition to (i) and (ii)) as the Committee may determine.

          K. REGULATORY COMPLIANCE. Each Award under this Plan shall be subject to the condition that, if at any time the Committee shall determine that
(i) the listing, registration or qualification of the shares of Stock upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement or representations by the Plan Participant with respect thereto, is necessary or desirable, then the exercise of such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement or representations shall have been effected or obtained free of any conditions not acceptable to the Committee.

          L. RIGHTS AS STOCKHOLDER. Unless this Plan or the Committee expressly specifies otherwise, a Plan Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the Plan Participant receives such shares. Subject to Section 3.B of this Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered.

          M. BENEFICIARY DESIGNATION. The Committee, in its discretion, may establish procedures for a Plan Participant to designate a beneficiary to whom any amounts payable in the event of the Plan Participant's death are to be paid.

          N. ADDITIONAL PLANS. Nothing contained in this Plan shall prevent the Company or an Affiliate of the Company from adopting other or additional compensation arrangements for its employees.

          O. NO EMPLOYMENT/ENGAGEMENT RIGHTS. The adoption of this Plan shall not confer upon any Plan Participant any right to continued employment or engagement as a consultant nor shall it interfere in any way with the right of the Company or an Affiliate of the Company to terminate the employment of any employee or the engagement of any consultant at any time.

          P. GOVERNING LAW. This Plan and all Awards shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          Q. USE OF PROCEEDS. All cash proceeds to the Company under this Plan shall constitute general funds of the Company.



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          R.   UNFUNDED STATUS OF PLAN. This Plan shall constitute an "unfunded"
plan for incentive deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations created under this Plan to deliver Stock or make payments; provided, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of this Plan.

          S. ASSUMPTION BY SUCCESSOR. The obligations of the Company under this Plan and under any outstanding Award may be assumed by any successor corporation, which for purposes of this Plan, shall be included within the meaning of "Company."

     SECTION 8. AMENDMENTS AND TERMINATION.

     The Board may amend, alter or discontinue this Plan, but no amendment, alteration or discontinuance shall be made which would impair the rights of a Plan Participant under an outstanding Award without the Plan Participant's consent.

     SECTION 9. EFFECTIVE DATE OF PLAN.

     This Plan, and any amendments thereto, shall be effective on the date the same is or are adopted by the Board.


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